UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2009

IMPLANT SCIENCES CORPORATION

(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

600 Research Drive
Wilmington, Massachusetts 01887
 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700
 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, the Board of Directors of Implant Sciences Corporation (the “Company”) appointed Glenn D. Bolduc as the President and Chief Executive Officer, and a director, of the Company, effective January 1, 2009. Mr. Bolduc has served as the Company’s Chief Financial Officer since July 2008, a position that Mr. Bolduc continues to hold.

On February 6, 2009, the Company entered into a new three-year employment agreement with Mr. Bolduc pursuant to which Mr. Bolduc receives a base salary of $275,000 per year, commencing as of January 1, 2009. After the third year, the agreement will automatically renew for additional one-year periods unless notice of non-renewal is given by either party. The Company may terminate the agreement at any time without cause, on 30 days’ prior written notice. The agreement, however, provides for payment of 12 months’ salary and a pro rata portion of any bonus compensation earned during the year of termination, as well as the continuation of certain benefits, as separation payments in the event that Mr. Bolduc’s employment is terminated by the Company without “cause” or Mr. Bolduc resigns for “good reason” (as those terms are defined in the agreement). Mr. Bolduc’s base salary is subject to annual review, and any increases will be made in the discretion of the Board of Directors upon the recommendation of the Compensation Committee.

The agreement also provides for Mr. Bolduc to be eligible to receive incentive compensation in an amount of up to $137,000 for the fiscal year ending June 30, 2009, upon the achievement of certain performance milestones established by the Board of Directors. Incentive compensation, if any, for subsequent fiscal years will be based on performance milestones to be established by mutual agreement between the Company and Mr. Bolduc within 60 days after the commencement of each such fiscal year.

In connection with his new employment agreement, Mr. Bolduc has been granted an incentive option under the Company’s 2004 Stock Option Plan to purchase 680,000 shares of the Company’s common stock, par value $.10 per share, with an exercise price of $.17 per share. The option vests in equal annual installments over a three-year period commencing on January 1, 2010. The right to exercise the option will accelerate in full immediately prior to any transaction or series of sequenced events in which all or substantially all of the Company’s assets or common stock are sold to or merged with a third party or third parties or in the event that Mr. Bolduc’s employment is terminated by the Company without cause or Mr. Bolduc resigns for good reason.

Item 9.01 Exhibits

10.1	Employment Agreement between Implant Sciences Corporation and Glenn R. Bolduc, dated February 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

Date: February 11, 2009                                                                           By:  /s/ Glenn D. Bolduc
Glenn D. Bolduc
Chief Executive Officer